EXHIBIT 10.11

THIS REVOLVING LINE OF CREDIT NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ARE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. TRANSFER OF THIS NOTE IS SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS SET FORTH HEREIN.

SECURED REVOLVING NOTE

$15,000,000.00As of February 23, 2024

FOR VALUE RECEIVED, the Angel Studios, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order ANGEL P&A LLC, a Delaware Limited Liability Company, or its assigns (the “Holder”), the maximum principal sum of up to Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Principal Amount”), together with any coupons interest on the unpaid outstanding balance, on or before February 23, 2029 (the “ Maturity Date”).

1.Borrowing and Payment. The Maker may from time to time during the term of this Note borrow upon notice to the Holder and subject to all of the limitations, terms and conditions of this Note upon written notice to the Holder (each a “Borrowing”); provided however, that the total outstanding Borrowings under this Note shall not at any time exceed the Principal Amount. All Borrowings by the Maker under this Note shall be pre-approved in advance by the Holder and the Maker shall provide evidence satisfactory to Holder, in Holder’s sole discretion, of what the funds will be used for and the additional amounts and date borrowed shall be further set forth on Schedule A attached hereto. Any Borrowing shall be due and payable on the date which is 80 days after such Borrowing is made (“Due Date”). Unless earlier prepaid or sooner accelerated pursuant to the terms of this Note, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon (collectively, the “Loan Balance”), shall be due and payable by the Holder a single balloon payment on or before the Maturity Date.
2.	Coupon.
(a)Coupon. Except as otherwise provided herein, each Borrowing shall bear a 10% coupon (“Coupon”). For the purposes of illustration, if a Borrowing is $100,000, Maker will be required to pay to Holder at the time of repaying such Borrowing to the Holder an amount of $10,000.
(b)Coupon Payment Dates. Coupons shall be payable to the Holder on each the Due Date of the Borrowing to which it attaches.
(c)Default Interest. If a Borrowing is not returned to the Holder or the Coupon is note paid within ten (10) days of the applicable Due Date, such overdue amount shall bear interest at rate of 12% per annum from the date of such non-payment until such amount is paid in full.

(d)Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed.
(e)Interest Rate Limitation. It is the parties’ express intent that this Note fully comply with all applicable Law, including (a) laws proscribing the maximum rate of interest that may be charged under a loan; and (b) laws that limit a borrower’s right to interpose usury as a defense (e.g., Del. Code tit. 6 § 2306). Without limiting the foregoing, if Holder receives payment of any interest, fee, or charge that would cause the amount so received to exceed the maximum amount permitted under applicable Law as determined by a final non-appealable judicial order, then, the parties agree that the sole and exclusive remedy available to the Borrower shall be as follows: (a) the usurious amount received shall be applied to repayment of the Principal Amount; and (b) in the event that the Principal Amount of this Note has been paid in full, the remaining usurious amount so received shall be deemed to be a loan from Maker to Holder, repayable upon the demand of the Maker with interest at the prime rate from the date of the Holder’s receipt of such excessive payment.
3.Prepayments. The principal balance of this Note and the Coupon or interest accrued thereon may be pre-paid without penalty or the consent of the Holder.
4.Representations of Holder. The Holder hereby represents and warrants to the Maker that the loans evidenced by, and execution and delivery of, this Note and any other documents, instruments, or agreements to which it is a party has been duly authorized by all necessary entity action.
5.	Representations of the Maker.
(a)The Maker hereby represents and warrants to the Holder that this Note, when executed and delivered by the Maker, shall constitute the valid and legally binding obligations of the Maker, enforceable against the Maker in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(b)The Maker validly organized and existing under the laws of the state of its formation, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a material adverse effect.
(c)The Maker’s execution, delivery and performance of this Note and any other documents, instruments, or agreements to which it is a party has been duly authorized by all necessary entity action, and the Maker has full power and authority to enter into and to perform its obligations under the respective documents to which it is a party.

(d)Except to the extent that would not have a material adverse effect, the Maker is in compliance with all federal, state and local laws, rules and regulations applicable to it.
(e)There is no litigation, bankruptcy proceeding, arbitration or governmental proceeding pending, or to the knowledge of the Maker threatened, against the Maker which, if determined adversely to the Maker, would have a material adverse effect.
6.Use of Proceeds. The Maker shall use the proceeds from the issuance of this Note for matters as duly agreed to by and between the Maker and Holder in compliance with any the terms of any note or other evidence of indebtedness of the Holder. The proceeds from the issuance of this Note shall not be used in violation of any applicable law or in a manner that would violate Holder’s obligations to its lenders.
7.Security. As security for payment and performance in full of all indebtedness, liabilities and obligations of the Maker pursuant to this Note, the Maker hereby assigns and grants to Holder a continuing security interest in (a) first, all of the Maker’s right, title and interest in and to the Maker’s second priority rights to the revenues of the theatrical release by the Maker of any film for which funds provided hereunder are used to promote; and (b) second, all of the Company’s right, title and interest in and to the proceeds from its exploitation of its license agreements, net of the Company’s other contractual payment obligations associated with such license agreements or other agreements (collectively, the “Collateral”)
(a)Pledge and Grant. The Maker pledges and grants to the Holder a security interest in the Collateral to secure payment and performance of all of the obligations and liabilities of the Maker under this Note. At the request of the Holder, the Maker shall use commercially reasonable efforts to procure, execute and deliver from time to time any consents, approvals, endorsements, assignments, financing statements and other writings deemed necessary or appropriate by the Holder to perfect, maintain and protect its security interest and the priority thereof.
(b)Powers. The Maker hereby grants and transfers the right and power of attorney to Holder as the attorney in fact of the Maker in the name and place of the Maker to execute such documents and to take such other actions as the Holder may deem necessary, useful or appropriate to perfect, enforce, exercise, collect or otherwise effectuate Holder’s security interest in any or all of the Collateral or any of the Holder’s rights or remedies with respect to the Collateral or this Note.
(c)Rights and Remedies. Without limiting anything else contained herein, the Holder shall have all of the rights and remedies provided to secured parties by the Uniform Commercial Code (the “UCC”) and other applicable law. In addition, whether or not any default exists at such time, the Holder shall be entitled to notify any account debtor of the Holder’s rights in the Collateral and to enforce direct collection of all liabilities of any account debtor to the Maker in accordance with those applicable laws and to apply any obligations under this Note.

(d)Further Assurances. The Maker shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Holder in doing, all things necessary, proper, and advisable to carry out the intent and purposes of the Note. Without limiting the foregoing, the Maker shall promptly provide Holder with all information necessary to perfect the security interests granted pursuant to this Note, including providing Holder with all information related to the location(s) of the Collateral and assisting the Holder in filing financing statements in all advisable jurisdictions and locations. For clarity and the avoidance of doubt, the Maker shall not directly or indirectly interfere, and shall not permit others to interfere, with the filing of such financing statements.
8.Default. Upon the occurrence of any Event of Default (as defined herein), the Note shall forthwith be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and the Holder may exercise any and all rights and remedies available to it under this Note or as provided by law. An “Event of Default” shall mean the occurrence of any of the following events:

(a)Maker’s failure to make a payment when due of any amount due and owing under the terms of this Note (including, without limitation, principal or interest), which failure shall continue for a period of ten (10) days after Maker received such notice that the same is due;
(b)The institution by Maker of proceedings under the United States Bankruptcy Code, or any other applicable federal or state law seeking an order for relief, or the consent of Maker, to the institution of bankruptcy or insolvency proceedings against Maker or the filing by Maker of a petition seeking reorganization or release under the Federal Bankruptcy Reform Act or any other applicable federal or state law, or the consent by Maker to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Maker or of any substantial part of the property of Maker, or the making by Maker of an assignment for the benefit of creditors;
(c)Any law, rule or regulation of any jurisdiction shall be enacted or promulgated that shall have a material adverse effect on the ability of the Maker to perform any of its obligations hereunder or under the Note, including, without limitation, any moratorium or similar laws; or

(d)The entry of a decree or order by a court having jurisdiction adjudging Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under the United States Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Maker, or of any substantial part of the property of Maker, or ordering the winding up or liquidation of the affairs of Maker and the continuance of any such decree or order unstayed and in effect for more than sixty (60) consecutive days.

9.Remedies Upon Event of Default. During the continuance of an Event of Default hereunder (unless such Event of Default has been cured or waived in writing by Holder), Holder may, without presentment, notice, demand or action of any kind, all of which are hereby waived, to declare any and all the outstanding principal amount and any accrued but unpaid interest due under this Note to become immediately due and payable. Maker agrees, in case of an Event of Default, to pay all costs of Holder for collection of this Note and all other liabilities of Maker under this Note, including reasonable attorneys’ fees and legal expenses including participation in bankruptcy proceedings. No failure or delay on the part of Holder in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.
10.Waiver by Holder. No waiver of any obligation of the Maker under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.
11.Waiver by Maker. The Maker hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the time of payment or any other provision hereof.
12.Applicable Law. This Note shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to any conflict or choice of law provisions that would require the application of the substantive laws of any jurisdiction other than those of the State of Delaware. If any action at law or equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and expenses, costs, and necessary disbursements in addition to any other relief to which such Party may be entitled.
13.Third-Party Beneficiaries. Without limiting anything contained in any agreement between the Holder, its lenders, and the Maker, each of the Holder and the Maker agree and acknowledge that each lender to the Holder who has received a guaranty from Maker of Holder’s indebtedness to such lender is an intended third-party beneficiary and is entitled to rely on the representations, warranties, covenants, and remedies set forth herein as if an original party to this Note.

14.Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker here from, shall in any event be effective unless the same shall be in writing and signed by the Holder and the Maker, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder may assign or transfer this Note to any transferee. If this Note is to be transferred, the Holder shall surrender this Note to the Maker, whereupon the Maker will forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request and the Maker may accept, representing the outstanding Principal Amount being transferred by the Holder and, if less than the entire outstanding Principal Amount is being transferred, a new Note to the Holder representing the outstanding Principal Amount not being transferred.

16.Severability. If any term, covenant or provision contained in this Note, or the application thereof to any person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or in part, then such term, covenant or provision only shall be deemed not contained in this Note, the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such clause or provision had never been contained herein or therein, and the application of such term, covenant or provision to other persons or circumstances shall not be affected, impaired or restricted thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note is executed by a duly authorized officer or representative of the undersigned as of the date and year first above written.

MAKER:

Angel Studios, Inc.

By: /s/ Ajay Madhok  Name: Ajay Madhok

Title: EVP of Business Strategy

Accepted and Agreed

HOLDER:

ANGEL P&A LLC

By: /s/ Patrick Reilly

Name: Patrick Reilly

Title: CFO

SCHEDULE A BORROWED AMOUNTS

Borrowed Amounts	Borrow Date	Maturity Date of Borrowing	Coupon for Such Borrowing	Films to be Supported by Such Borrowing

REPAYMENT AMOUNTS

Repayment Amount	Repayment Date	Amount applied to Principal	Amount applied to Coupon	Total Repayment Amounts